EXHIBIT 99J



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 16, 2001, relating to the financial statements and financial highlights of SunAmerica GNMA Fund which appears in the March 31, 2001 Annual Report to Shareholders of SunAmerica Income Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial
Highlights", and "Additional Information-Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
January 28, 2002